Exhibit 3.2


                      BYLAWS OF COMMUNITY BANKSHARES, INC.

                                    ARTICLE 1

                                     OFFICES


         Section 1. Office. Community Bankshares, Inc. (hereinafter referred to as the "Corporation"), is a South Carolina corporation. The main office of the Corporation shall be located in the City of Orangeburg, County of Orangeburg, and State of South Carolina.

          Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of South Carolina, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

          Section 1. Time and Place. The annual meeting of the shareholders for the election of directors and all special meetings of shareholders for that or for any other purpose may be held at such time and place within or without the State of South Carolina as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. An annual meeting of shareholders shall be held each year at the time and place set by the Board of Directors. At each annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

          Section 3. Notice of Annual Meeting. Written notice of the place, date and hour of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty
(60) days prior to the meeting.

          Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chief executive officer or the chairman of the Board of Directors or a majority of the directors and shall be called by the chief executive officer or the secretary at the request in writing of a majority of the directors, or at the request in writing of shareholders owning at least ten per cent (10%) in amount of the shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 5. Notice of Special Meeting. Written notice of a special meeting of shareholders stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued shall be given personally or by mail to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty
(60) days prior to the meeting.

          Section 6. Quorum. The holders of one-third of the shares of the Corporation issued and outstanding and entitled to vote thereat present in person or represented by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

          If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

          Section 7. Voting. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the articles of incorporation, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the articles of incorporation, all other matters shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

          Section 8. Proxies. Every proxy must be executed in writing and dated by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law and the proxy expressly states that it is irrevocable.

          Section 9. Consents. Whenever by any provision of law the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

          Section 10. Presiding Officials at Meetings. The chief executive officer, the Chairman of the Board of Directors or a person designated by the Board of Directors shall preside at and the secretary shall prepare minutes of each meeting of shareholders. All matters of procedure at a meeting of shareholders which are not provided for by law, the articles of incorporation or these bylaws shall be determined by the presiding official and such determination shall be final.

          Section 11. Notice of Proposals. No matter which is not identified in the notice of the meeting of shareholders shall be presented at such meeting for adoption by the shareholders unless the resolution regarding such matter shall have been presented in writing delivered to the secretary of the Corporation not less than thirty (30) days prior to the date of the meeting by a shareholder.

                                   ARTICLE III

                                    DIRECTORS

          Section 1. Number; Tenure. The number of directors which shall constitute the entire Board of Directors shall be not less than nine nor more than twenty-four. Directors' terms shall be staggered by dividing the total number of directors into three groups with each group to be as nearly equal in number as possible. Initially, one group will be elected for one year, one group will be elected for two years, and one group will be elected for three years. Thereafter, each group will be elected for three years. The election and terms of directors are authorized by Section 33-8-106 of the South Carolina Business Corporation Act. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each director shall be elected to serve until his successor has been elected and has qualified.

          Section 2. Resignation; Removal. Any director may resign at any time. The shareholders entitled to vote for the election of directors may remove a director, with or without cause; provided, however, an affirmative vote of 80% of the outstanding shares of the Corporation shall be required to remove any or all of the directors without cause.

          Section 3. Vacancies. If any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director, the remaining directors, although less than a quorum, may by majority vote choose a successor or successors, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the chief executive officer or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled. The board of directors may increase or decrease by not more than thirty percent the number of directors last approved by the shareholders, so long as any such increase in the number of directors does not increase the number of directors above the maximum number of directors provided for under Article III, Section 1 above, and any such decrease does not decrease the number of directors below the minimum provided for under Article III,
Section 1 above. Any vacancy on the board of directors created by the increase in the number of directors may be filled by a majority vote of the board of directors or by the shareholders. Any director elected to fill a vacancy created by an increase in the number of directors shall serve until the next annual meeting of shareholders.

          Section 4. Qualifications. No person shall be qualified to be elected as a director of the Corporation by the shareholders unless such person is either (a) nominated by the board of directors, or (b) nominated by a shareholder of record and the shareholder (i) gives written notice to the secretary of the Corporation of the name, address and share ownership of the shareholder and the nominee not less than thirty (30) days prior to the meeting of shareholders at which such person is to be nominated, and (ii) within fifteen
(15) days after an acknowledgement of the notice is sent by certified mail or private courier service to the shareholder at the address given in the notice, the shareholder furnishes to the secretary of the Corporation a written consent of the nominee to be nominated and to serve as a director, if elected, together with such information about the nominee as the secretary may request in order to comply with applicable regulations regarding the solicitation of proxies.

          Section 5. Ex Officio Directors. The president of the Corporation and each person who is the chief executive officer of a wholly owned direct subsidiary of the Corporation shall be an ex officio director of the Corporation. Ex officio directors shall be non-voting members of the Board of Directors and shall receive notice of meetings of directors and shall attend meetings of the Board of Directors, provided, however, that any ex officio director may be excluded, in the discretion of the Board of Directors, from any portion of a meeting at which action of the Board of Directors with respect to such ex officio director's subsidiary is considered.

          Section 6. Directors Emeritus. At the conclusion of a director's term of service, the Board of Directors may, but is not required to, elect such person as a "director emeritus" of the Corporation. A director emeritus shall be permitted to attend meetings of the Board of Directors and participate in discussion, but shall not have the right to vote. A director emeritus shall be entitled to receive such compensation, if any, as shall from time to time be set by the Board of Directors. Directors emeritus shall serve for such term as the Board of Directors shall determine and may serve more than one term. Service of a director emeritus may be terminated by the Board of Directors at any time without prior notice and with or without cause.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

          Section 1. Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of South Carolina.

          Section 2. First Meeting. A first meeting of the Board of Directors shall be held immediately following each annual meeting of shareholders at which such directors are elected, and no notice of such meeting to the directors shall be necessary in order to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a duly executed waiver of notice thereof.

          Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

          Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, if any, or by the chief executive officer on two days notice to each director, either personally or by telephone, facsimile, courier, mail or other legal method.

Special meetings shall be called by the chairman, chief executive officer or secretary in like manner and on like notice at the written request of 25% or more of the directors.

          Section 5. Quorum. At all meetings of the Board of Directors, a majority of the directors then in office shall be necessary to and constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. Ex officio directors shall not be counted in determining the presence of a quorum.

          Section 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board (or of any committee of the board), provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                     NOTICES

          Section 1. Form; Delivery. Except as otherwise provided in these Bylaws, notices to directors and shareholders shall be in writing and may be delivered personally or by mail, courier, telegram, or in any other manner permitted by law. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to the directors or the shareholders at their addresses appearing on the records of the Corporation.

          Section 2. Waiver. Whenever a notice is required to be given by any statute, the articles of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. in addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI

                                    OFFICERS

          Section 1. Officers. The officers of the Corporation shall be a chief executive officer, a president (who may also be the chief executive officer), a secretary, a treasurer and such assistant officers or vice presidents as may from time to time be appointed by the Board. The offices of chairman of the board of directors and chief executive officer shall not be held by the same person at the same time.

          Section 2. Authority and duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by these bylaws, or, to the extent not so provided, by the Board of Directors.

          Section 3. Term of Office; Removal. All officers shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board. Any officer elected or appointed by the Board may be removed with or without cause at any time by the Board.

          Section 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

          Section 5. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

          Section 6. Chief Executive Officer. The chief executive officer of the Corporation, subject to the supervision of the board of directors, shall have general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of the employees and agents, and to suspend, with or without cause, any subordinate officer of the Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officers. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect and shall perform such other duties and have such other authority and powers as may be prescribed from time to time by the board of directors may be prescribed from time to time by the board of directors.

          Section 7. President and Vice Presidents. The president and each vice president shall have such powers and duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the chief executive officer and the president, or in his absence or inability to act, the vice presidents (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the chief executive officer during that officer's absence or inability to act.

          Section 8. Secretary. The secretary shall maintain minutes of all meetings of the board of directors, of any committee of the board of directors, and of the shareholders or consents in lieu of such minutes in the Corporation's minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the chief executive officer or the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

          Section 9. Assistant Secretaries. Each assistant secretary shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president or the secretary. The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant secretary continuously) shall exercise the powers of the secretary during that officer's absence or inability to act.

                                   ARTICLE VII

                               SHARE CERTIFICATES

          Section 1. Form; Signature. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the chief executive officer, the president or a vice-president and the secretary or an assistant secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Section 2. Lost Certificates. The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the compliance with notice, affidavit and bond requirements of
S. C. Code Section 36-8-405, unless compliance with such requirements shall have been waived for good cause by the Board.

          Section 3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 4. Registered Shareholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

          Section 5. Record date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than seventy (70) days before the date of any such meeting or other action requiring a determination of shareholders.

          In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 1. Instruments Under Seal. All deeds, bonds, mortgages, contracts, and other instruments requiring a seal may be signed in the name of the Corporation by the chief executive officer, the president or by any other officer authorized to sign such instrument by the Board of Directors.

          Section 2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each calendar year, unless a different fiscal year shall be fixed by resolution of the Board of Directors.

          Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as is determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Such seal may be used in the discretion of the officers and directors, and no document, contract or act of the Corporation shall be invalid because it has not been sealed.

                                   ARTICLE IX

                                   AMENDMENTS

          Section 1. Power to Amend. The Board of Directors shall have power to amend, repeal or adopt bylaws at any regular or special meeting of the Board, with the exception of any bylaw adopted by the shareholders that expressly provides that the Board may not adopt, amend or repeal that bylaw or any bylaw on that subject.

          Any bylaw adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors. Neither the directors nor the shareholders shall, however, have the power to adopt, amend or repeal any bylaw if such adoption, amendment or repeal would cause the Corporation's bylaws to be inconsistent with the Corporation's articles of incorporation.

          Section 2. Notice. Any notice of meeting of directors or shareholders at which bylaws are to be adopted, amended or repealed shall include notice of such proposed action.